UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FOSSIL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

N OT I C E O F AN N UAL M E ETING AN D PROX Y STATE M E NT T W O T H O U S A N D T W E N T Y

[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders (the "Annual Meeting") of Fossil Group, Inc., a Delaware corporation (the "Company"), will be held at the day, time and place set forth below:

Wednesday, May 20, 2020
9:00 a.m. CST

FOSSIL GROUP, INC.
901 S. Central Expressway
Richardson, TX 75080 *

REGISTRATION

The Board of Directors has fixed the close of business on March 25, 2020 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the meeting. *

MATERIALS

The 2020 Proxy Statement and 2019 Annual Report are available at http://viewproxy.com/fossil/2020

ITEMS OF BUSINESS:

- ✓ Elect seven (7) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.
- ✓ Hold an advisory vote on executive compensation as disclosed in these materials.
- ✓ Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2021.
- ✓ Transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

You are cordially invited to attend the meeting.

Whether or not you expect to attend the Annual Meeting in person, you are urged to vote your shares as soon as possible so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. You may vote your shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the Annual Meeting. Your proxy will be returned to you if you are present at the Annual Meeting and request its return in the manner provided for revocation of proxies in the enclosed proxy statement.

By Order of the Board of Directors,

Randy S. Hyne
Vice President, General Counsel and Corporate Secretary
April 9, 2020

** As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so by May 8, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting. In addition, if needed, we will announce an online location containing a list of all stockholders entitled to vote at the Annual Meeting available for inspection.*

TABLE OF CONTENTS

PROXY SUMMARY	**1**
Internet Availability and Electronic Delivery of Proxy Documents	1
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	**2**
PROPOSAL 1: ELECTION OF DIRECTORS	**8**
2020 Board Composition, Qualifications and Diversity	11
CORPORATE GOVERNANCE AND OTHER BOARD MATTERS	**13**
Board Committees and Meetings	13
Audit Committee	14
Compensation Committee	14
Nominating and Corporate Governance Committee	14
Director Independence	15
Board Leadership Structure	15
Director Nomination Policy	16
Risk Oversight	17
Codes of Business Conduct and Ethics	17
Self-assessment	17
Pledging of Company Securities	17
Hedging of Company Securities	18
Communication with the Board of Directors	18
Report of the Audit Committee	18
Director Compensation	20
Fiscal 2019 Director Compensation Table	21
Stock Ownership Guidelines for Directors	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	**24**
Executive Compensation	26
Compensation Discussion and Analysis	28
Executive Summary	28
Compensation Philosophy	31
Fiscal Year 2019 Compensation	31
Compensation Decision Making Process	37
Additional Information	38
Compensation Committee Report	39
Compensation Committee Interlocks and Insider Participation	39
Fiscal 2019, 2018 and 2017 Summary Compensation Table	40
Fiscal 2019 Grants of Plan-Based Awards Table	41
Perquisites	41
Employment Agreements	42
Outstanding Equity Awards At 2018 Fiscal Year-End Table	42
2016 Incentive Plan	43
2008 Incentive Plan	43
Fiscal 2019 Option Exercises and Stock Vested Table	44
2019 Pay Ratio	44
Post-Termination Compensation	45
Post-Termination Arrangements	45
Executive Severance Agreements	46
Post-Employment Compensation Table	47
Equity Compensation Plan Information	47
Delinquent Section 16(A) Reports	48
Certain Relationships and Related Party Transactions	48
PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS	**49**
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	**50**
Independent Registered Public Accounting Firm Fees	50
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS	**52**
ANNUAL REPORT	**52**
OTHER BUSINESS	**52**

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

PROXY SUMMARY

This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Fossil Group, Inc., a Delaware corporation (the "Company"), of your proxy to be voted at the 2020 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 20, 2020, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting Notice") and at any adjournment(s) or postponement(s) thereof. These matters include:

1. To elect seven (7) directors to the Board to serve for a term of one year or until their respective successors are elected and qualified.
2. To hold an advisory vote on executive compensation as disclosed in these materials.
3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2021.
4. To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of the proxy to our stockholders, on or about April 9, 2020. When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, the shares will be voted: **FOR** each of the seven nominees named in this Proxy Statement for election to the Board under Proposal 1; **FOR** approval of the compensation of the Company's Named Executive Officers (as defined in Compensation Discussion and Analysis) under Proposal 2; and **FOR** the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2021 under Proposal 3.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 20, 2020: the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders covering the Company's fiscal year ended December 28, 2019 (the "Annual Report") are also available at http://viewproxy.com/fossil/2020/.

As permitted by Securities and Exchange Commission ("SEC") rules, we are making the Annual Meeting Notice, this Proxy Statement and our Annual Report to Stockholders available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

2020 PROXY STATEMENT 1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The executive offices of the Company are located at, and the mailing address of the Company is, 901 S. Central Expressway, Richardson, Texas 75080. Following are questions and answers regarding the Annual Meeting:

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Randy S. Hyne and Heather Foster have been designated as proxies for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 25, 2020, which is the date that the Board has designated as the record date for the Annual Meeting (the "Record Date"), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 50,582,976 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the Annual Meeting, and neither the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), nor its Fifth Amended and Restated Bylaws (the "Bylaws"), allow for cumulative voting.

What am I voting on and what are the Board voting recommendations?

PROPOSAL NO.	DESCRIPTION	BOARD VOTING RECOMMENDATIONS	PAGE
1	Election of Directors	FOR All Director Nominees	8
2	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	49
3	Ratification of the Appointment of Independent Auditors	FOR	50

2 WWW.FOSSILGROUP.COM

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Can other matters be decided at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by our Board (who are named in the accompanying form of proxy) to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

How many shares must be present to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the procedure for voting?

You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the stockholder of record, you can vote by proxy via the following ways:

INTERNET

Vote your proxy on the Internet:

Go to www.AALvote.com/FOSL

Have your proxy card available when you access the above website. Follow prompts to vote your shares.

TELEPHONE

Vote your proxy by phone:

Call **1-(866) 804-9616**

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your proxy.

MAIL

Vote your proxy by mail:

Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you are not the record holder of your shares of Common Stock, please follow the instructions provided by your broker, bank or other nominee. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (972) 234-2525.

2020 PROXY STATEMENT 3

Can I change my proxy vote? Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by: • submitting a written ballot at the Annual Meeting. If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question. • returning a signed proxy card with a later date; • authorizing a new vote electronically through the Internet or by telephone; • delivering a written revocation of your proxy to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 before your original proxy is voted at the Annual Meeting; or Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote. What if I return my proxy card but do not provide voting instructions? Proxies that are signed and returned but do not contain voting instructions will be voted: • FOR the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as independent auditors for the 2020 fiscal year (Proposal 3); and • FOR the election of the seven (7) director nominees listed in this Proxy Statement (Proposal 1); • In the judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting. • FOR the advisory vote to approve the compensation of our Named Executive Officers (Proposal 2); Will my shares be voted if I don’t provide my proxy or instruction card? Registered Stockholders If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting. Beneficial Owners Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Rule 2251 of the listing standards of the Nasdaq Stock Market (“Nasdaq”) restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation and other significant matters without instructions from the beneficial owner. As a result, if you do not vote your proxy and your shares are held in street name, your Plan Participants If you are a participant in our employee 401(k) plan and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements. You should contact your plan trustee for more information. 4 W W W . FO S S I L G R O U P .C O M

Q U E S T I O N S A N D A N S W E R S A B O U T T H E A N N U A L M E E T I N G brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal 3), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is referred to as a “broker non-vote.” Multiple Forms of Ownership The Company cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account. What is the vote required for each proposal? Assuming the presence of a quorum, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1). A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall exclude abstentions with respect to that director’s election. Pursuant to the Company’s Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes “against” his or her election than votes “for” such election (a “Majority Against Vote”) is required to promptly tender his or her resignation following certification of the stockholder vote. Thereafter the Nominating and Corporate Governance Committee will recommend to the Board whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board whether to accept such resignations. The Board is required to act upon such recommendation(s) within 90 days following certification of the stockholder vote. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on Proposals 2 and 3 is required to approve the compensation of the Company’s Named Executive Officers and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. When did the Company begin mailing the Proxy Notice and first make available the Proxy Statement and form of proxy to stockholders? We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of proxy to our stockholders, on or about April 9, 2020. Who will count the votes? An automated system administered by an independent third party tabulates the votes cast by proxy. The inspectors of election will tabulate votes cast at the Annual Meeting. Each proposal is tabulated separately. 20 2 0 P R O X Y S TATE M E NT 5

What is the effect of an abstention? A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention will have the effect of a vote against Proposals 2 and 3 and will have no effect with respect to Proposal 1. What is the effect of a broker non-vote? Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.” If a broker casts a vote on Proposal 3 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals without directions from the beneficial owner. As a result, if the beneficial owner does not vote on Proposals 1 and 2, there will be a “broker non-vote” on those items. The broker non-vote does not count as a vote cast for that proposal and will have no effect on the proposal. Thus, a broker non-vote on these proposals will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors and will not otherwise affect the outcome of the vote on a proposal. Where can I find the voting results of the Annual Meeting? The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. What is “householding” and how does it affect me? With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement, Annual Report or Proxy Notice to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement, Annual Report or Proxy Notice in the future, he or she may contact Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 or call (972) 234-2525 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement, the Annual Report or the Proxy Notice can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee. We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Proxy Notice to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above. 6 W W W . FO S S I L G R O U P .C O M

Q U E S T I O N S A N D A N S W E R S A B O U T T H E A N N U A L M E E T I N G Who bears the cost of this proxy solicitation? The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of the Common Stock, and other costs of solicitation, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of Common Stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of Common Stock. Can I find additional information on the Company’s website? Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Company and our corporate governance practices at https://www.fossilgroup.com/investors/corporate-governance. Our website contains information about our Board, Board committees, Charter, Bylaws, Code of Conduct, Corporate Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080. What happens if a change to the Annual Meeting is necessary due to exigent circumstances? As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so by May 8, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material. A virtual meeting will have no impact on stockholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this proxy statement. As always, we encourage you to vote your shares prior to the Annual Meeting. 20 2 0 P R O X Y S TATE M E NT 7

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of ten members. Each of our current directors will stand for re-election at the Annual Meeting, except Messrs. Thomas M. Nealon, James E. Skinner and James M. Zimmerman who are each retiring from our Board and not standing for re-election. Messrs. Skinner and Zimmerman have exceeded our ten year Board service guideline and Mr. Nealon has served on our Board for eight years.

To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A "majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast will exclude abstentions with respect to that director's election. A description of our policy regarding nominees who receive a Majority Against Vote in an uncontested election is set forth under "Questions and Answers about the Annual Meeting - What is the Vote Required for Each Proposal?" Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Each director nominee has consented to serve as a director if elected, and each director nominee has expressed his or her intention to serve the entire term.

The table below sets forth the names of the nominees to the Board of the Company along with the current ages of the nominees, their current position and approximate tenure on the Board. Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of each of the director nominees. Each of the director nominees is presently a director of the Company.

NAME	AGE	POSITION	TENURE (YEARS)
Mark R. Belgya	59	Director	2
William B. Chiasson	67	Lead Independent Director	6.5
Kim Harris Jones	59	Director	--
Kosta N. Kartsotis	67	Chairman of the Board and Chief Executive Officer	30
Kevin Mansell	68	Director	1
Diane L. Neal	63	Director	8
Gail B. Tifford	50	Director	2.5

The following sets forth biographical information and qualifications and skills for each director nominee:

Mark R. Belgya

Mark R. Belgya was elected to the Board in May 2018, and he is currently Chairman of the Company's Audit Committee. Mr. Belgya has served as Vice Chair and Chief Financial Officer of The J.M. Smucker Company (NYSE: SJM), a leading manufacturer and distributor of consumer food, beverage, and pet food products ("Smucker"), since May 2016. Mr. Belgya joined Smucker's in an

8 WWW.FOSSILGROUP.COM

PR OP O S A L 1 : E L E C T I ON OF D I R E C T OR S internal audit capacity in 1985 and rose through finance positions of increasing responsibility becoming Corporate Controller in 1997, Treasurer in 2001, and CFO in 2005. Prior to joining Smucker, Mr. Belgya was a staff auditor from 1982 until 1985 for Ernst & Whinney, a multinational professional services and consultancy, now known as Ernst & Young. Mr. Belgya served on the board of directors of family-owned and privately-held MOM Brands, Inc., one of the largest producers of cereals in the U.S., from 2012 until its acquisition by Post Holdings in 2015. Mr. Belgya currently serves on the board of directors of Hamilton Beach Brands Holding Company (NYSE: HBB), a designer, marketer, and distributor of consumer, commercial, and specialty small appliances and kitchen equipment brands. Mr. Belgya has extensive leadership experience as Chief Financial Officer of a large multinational organization and possesses a deep understanding of risk and capital allocation for growth, developed through his finance and accounting positions held at Smucker, his various board positions and his public accounting experience and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. William B. Chiasson William B. Chiasson was appointed to the Board in August 2013, and he is currently the Lead Independent Director and a member of the Company’s Audit Committee. Mr. Chiasson served as Chairman and Chief Executive Officer (“CEO”) of Fresh Hemp Foods, a health food company specializing in hemp-based products, beginning November 2016. The company was acquired by Tilray, Inc. in February 2019, and Mr. Chiasson left in October 2019 following a transition period. He previously served as Chairman of the Board of Directors for LeapFrog Enterprises, Inc. from 2011 until April 2016. LeapFrog Enterprises designs, develops and markets a family of innovative technology-based learning platforms and related proprietary content for children. Mr. Chiasson served as CEO for LeapFrog Enterprises from 2010 to 2011 and as Executive Vice President and Chief Financial Officer from 2004 to 2010. Since 2013, Mr. Chiasson has also served as Chairman of the Board of Directors of Ergobaby Carrier, Inc. and served as Interim CEO from 2012 to 2013. Ergobaby Carrier Inc. is a leading designer, marketer and distributor of premium infant care products. From 1998 until 2003, Mr. Chiasson served as Senior Vice President and Chief Financial Officer for Levi Strauss & Co. From 1988 to 1998, Mr. Chiasson served in various roles for Kraft Foods, Inc., most recently as Senior Vice President, Finance and Information Technology. From June 1979 to January 1988, Mr. Chiasson served in varying capacities with Baxter Healthcare, most recently as its Vice President and Controller for the Hospital Group. Mr. Chiasson has leadership experience as a CEO and Chief Financial Officer of large organizations, extensive experience in accounting, finance, capital markets, strategic planning and risk management and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Kim Harris Jones Kim Harris Jones was appointed to the Board in October 2019, and she is currently a member of the Company’s Audit Committee. Ms. Harris Jones served as Senior Vice President and Corporate Controller of Mondelez International, Inc. (NASDAQ: MDLZ), the global publicly traded snacking foods business, from 2012 until she retired in 2015. Previously, she served as Senior Vice President and Corporate Controller of Kraft Foods from 2009 to 2012. Prior to joining Kraft Foods, she held numerous leadership roles during 17 years with Chrysler Group LLC, including Senior Vice President, Corporate Controller and General Auditor from 2008 to 2009. Ms. Harris Jones also serves on the boards of United Rentals, Inc. (NYSE: URI), where she serves as a member of the Audit Committee and the Compensation Committee, and TrueBlue, Inc.(NYSE: TBI), where she serves as a member of the Audit Committee, the Innovation and Technology Committee and the Nominating and Corporate Governance Committee. Ms. Harris Jones has leadership experience as a Corporate Controller and auditor of large organizations, extensive experience in accounting and finance, and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. 20 2 0 P R O X Y S TATE M E NT 9

Kosta N. Kartsotis Kosta N. Kartsotis has served as our CEO since October 2000 and Chairman of the Board since May 2010. Mr. Kartsotis also served as President of the Company from December 1991 to December 2006 and as Chief Operating Officer from December 1991 until October 2000. Mr. Kartsotis joined the Company in 1988. He has been a director of the Company since 1990. Mr. Kartsotis has extensive senior level experience as our CEO, substantial experience in the fashion retailing industry and substantial sales, marketing and merchandising experience. He has deep knowledge of the Company and its businesses, having served on our Board since 1990. Kevin Mansell Kevin Mansell was appointed to the Board in May 2019, and he is currently the Chairman of the Company’s Compensation Committee. Kevin Mansell served as Chairman, CEO and President of Kohl’s Corporation (NYSE: KSS), one of the largest department store retail chains in the United States, until his retirement in May 2018. Mr. Mansell joined Kohl’s in 1982 as a Divisional Merchandise Manager and was promoted to General Merchandise Manager in 1987. Mr. Mansell was promoted to Senior Executive Vice President of Merchandising and Marketing of Kohl’s in 1998, and was named President and Director in 1999. He was promoted to Kohl’s CEO in 2008 and named Chairman of the Board in 2009. Prior to joining Kohl’s, Mr. Mansell spent seven years in the Venture Store division of The May Department Stores Company, an American department store holding company, where he held a variety of positions in buying and merchandising. In March 2019, Mr. Mansell was appointed as a director and a member of the Nominating and Corporate Governance and Audit Committees of Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in active outdoor apparel, footwear, accessories, and equipment. Mr. Mansell has extensive leadership experience as the CEO of a large national organization and has over 40 years of retail experience. Diane L . Neal Diane L. Neal was appointed to the Board in February 2012, and she is currently Chairperson of the Nominating and Corporate Governance Committee and a member of the Company’s Compensation Committee. Ms. Neal was appointed to the Board of Directors of General Mills, Inc. (NYSE: GIS), a leading global manufacturer and marketer of branded consumer foods sold through retail stores, in November 2018. Ms. Neal served as CEO of Sur La Table, a private company with more than 100 retail stores offering a selection of exclusive and premium-quality goods for the kitchen and table, from October 2014 until her retirement in January 2017. Prior to joining Sur La Table, Ms. Neal served as CEO of Bath & Body Works until July 2011. Ms. Neal joined Bath & Body Works in November 2006 as President and Chief Operating Officer and held those positions until her promotion to CEO in June 2007. Prior to joining Bath & Body Works, Ms. Neal served as President of the Outlet Division for Gap Inc., where she was responsible for the outlet business for all three Gap Inc. brands. Prior to joining Gap Inc., Ms. Neal spent 22 years with Target Corporation in multiple divisions, including Dayton’s Department Stores (now Macy’s), Mervyn’s, Target Sourcing Services and Target Stores. During her career with Target Corporation, Ms. Neal spent 16 years at Target Stores, where she held multiple positions and responsibilities, including merchandising, planning, distribution and sourcing. Ms. Neal was promoted to President of Mervyn’s in 2001 and served in that capacity until 2004, when she joined Gap Inc. Ms. Neal has extensive leadership experience as the CEO of a large organization and substantial experience in retailing, merchandising and strategic planning. Gail B. Tifford Gail B. Tifford was appointed to the Board in August 2017, and she is currently a member of the Company’s Nominating and Corporate Governance Committee. Ms. Tifford has served as Chief Brand Officer for Weight Watchers International, Inc., a global weight management service company, since March 2018. Previously, Ms. Tifford served in a variety of leadership roles at Unilever, a 1 0 W W W . FO S S I L G R O U P .C O M

PROPOSAL 1: ELECTION OF DIRECTORS

leading global consumer goods company that offers products in the food, home care, personal care and refreshment segments. Her roles included brand, marketing, and digital innovation from 1996 until 2009, and after she rejoined Unilever in 2011, most recently serving as Vice President, Media North America and Global Digital Media Innovation. From October 2009 until May 2011, Ms. Tifford served as Vice President for Strategic Partnerships at MTV Networks, a cable and satellite television channel owned by Viacom Media Networks. Ms. Tifford has substantial experience in branding and marketing and a proven track record of building brands in an evolving digital landscape.

BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY

We have no agreements obligating the Company to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers' needs. Our success with a diverse workforce also informs our views about the value of a Board that has persons of diverse skills, experiences and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board's existing expertise. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.

Consistent with the Company's Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Company and its stockholders. The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Company's Corporate Governance Guidelines, as well as other relevant factors it deems appropriate.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The director nominees' biographies above note each nominee's relevant experience, skills and qualifications relative to this list.

Public Company Board Experience

Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.

Senior Leadership Experience

Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.

Interpersonal Skills and Diversity

Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, thought, gender and age.

2020 PROXY STATEMENT 11

2020 PROPOSED BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY

BOARD INDEPENDENCE


Non-Independent Directors (1)
Independent Directors (6)

GENDER DIVERSITY


Male (4)
Female (3)

BOARD TENURE


6-10 Years (2)
0-5 Years (4)
10+ Years (1)

AGE MIX


51-60 Years (3)
61-70 Years (4)

The Board of Directors unanimously recommends that stockholders vote "FOR" the election of each Director Nominee set forth above for the Board of Directors.

12 WWW.FOSSILGROUP.COM

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

The Company, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. Copies of the Company's Corporate Governance Guidelines can be obtained free of charge from the Company's website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.

BOARD COMMITTEES AND MEETINGS

The Board held nine meetings during the fiscal year ended December 28, 2019. During 2019, each director nominee attended 75% or more of the aggregate of the meetings of the Board and the meetings held by all committees of the Board on which such director served. The Board strongly encourages that directors make a reasonable effort to attend the Annual Meeting. All of the then current members of the Board attended the Company's 2019 Annual Meeting of Stockholders.

During 2019, the Board had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the committees has a written charter approved by the Board. Copies of the charters can be obtained free of charge from the Company's website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080 to the attention of Investor Relations, or by telephone at (972) 234-2525.

The committees on which the directors served as of March 27, 2020 and the number of committee meetings held in fiscal year 2019 are shown in the chart below.

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Mark R. Belgya	C		
William B. Chiasson	✓		
Kim Harris Jones	✓		
Kosta N. Kartsotis	--	--	--
Kevin Mansell		C	
Diane L. Neal		✓	C
Thomas M. Nealon	--	--	--
James E. Skinner		✓	
Gail B. Tifford			✓
James M. Zimmerman			✓
Number of Committee Meetings in Fiscal Year 2019	8	6	4

C = *Committee Chair*

2020 PROXY STATEMENT 13

Audit Committee The functions of the Audit Committee are to: Compensation Committee The functions of the Compensation Committee are to: • appoint the Company’s independent registered public accounting firm; review the plan and scope of any audit of the Company’s consolidated financial statements; review the Company’s significant accounting policies and other related matters; review the Company’s annual and quarterly reports and earnings releases; oversee the surveillance of administration, disclosure and financial controls; oversee the Company’s compliance with legal and regulatory requirements; oversee the Company’s monitoring and enforcement of its Code of Conduct and Ethics; review the qualifications and independence of any independent auditor of the Company; and oversee the performance of the Company’s internal audit function and the Company’s independent auditors. • determine the compensation of the Company’s executives; produce annual reports on executive compensation for inclusion in the Company’s proxy statement; and oversee and advise the Board on the adoption of policies that govern, and to administer, the Company’s compensation programs, including stock and benefit plans. • • • • • All members of the Compensation Committee have been determined to meet the appropriate Nasdaq standards for independence. See “Director Independence” below. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). • • • • Nominating and Corporate Governance Committee The functions of the Nominating and Corporate Governance Committee are to: • Deloitte & Touche LLP, the Company’s principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules adopted thereunder, meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company’s internal audit group reports directly to the Audit Committee on a quarterly basis. • identify qualified individuals for membership on the Board; recommend to the Board the director nominees for the next annual meeting of stockholders; review the Company’s Corporate Governance Guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and oversee the corporate governance affairs of the Board and the Company. • • • The Nominating and Corporate Governance Committee reviews the Company’s activities and practices regarding environmental, social, and related governance matters that are significant to the Company and reviews the Company’s philanthropic activities. The Nominating and Corporate Governance Committee’s role also includes periodically reviewing the compensation paid to non-employee directors and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts with the full Board an annual review of the Company’s succession plans relating to the Chairman and CEO positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board any necessary All members of the Audit Committee have been determined to be financially literate and to meet the appropriate SEC and Nasdaq standards for independence. See “Director Independence” below. The Audit Committee includes three independent directors, Messrs. Belgya and Chiasson and Ms. Harris Jones, who have each been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. 14 W W W . FO S S I L G R O U P .C O M

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D M AT T E R S or desired changes to the purposes of such committees and whether any committees should be created or discontinued. All members of the Nominating and Corporate Governance Committee have been determined to meet the Nasdaq standards for independence. See “Director Independence” below. The Board, in applying the above referenced standards, has affirmatively determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a) (2) of the Nasdaq listing standards: Mark R. Belgya, William B. Chiasson, Kim Harris Jones, Kevin Mansell, Diane L. Neal, Thomas M. Nealon, James E. Skinner, Gail B. Tifford and James M. Zimmerman. As part of the Board’s process in making such determination, each such director provided written assurances that all of the above cited objective criteria for independence are satisfied and such director has no other “material relationship” with the Company that could interfere with such director’s and director nominee’s ability to exercise independent judgment. D IR E C T OR IN DE P E N DE N C E The standards relied upon by the Board in affirmatively determining whether a director is “independent” in compliance with the rules of Nasdaq are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which include the following bright line rules: (i) a director who is or was at any time during the past three years an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, whether by blood, marriage or adoption, and anyone sharing the director’s home) is or was at any time during the past three years an executive officer of the Company, would not be independent; (ii) a director who received, or whose immediate family member received, from the Company compensation of more than $120,000 during any twelve consecutive months within the three years preceding the determination of independence, except for certain permitted payments, would not be independent; (iii) a director who is or who has an immediate family member who is, a current partner of the Company’s outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years would not be independent; (iv) a director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee would not be independent; and (v) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that, in the current or any of the past three fiscal years, has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such recipient’s consolidated gross revenues, except for permitted payments, would not be independent. B O A R D L E A D E R S H I P ST R U C T U R E The Board is committed to promoting effective, independent governance of the Company. The Board strongly believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as Chairman at any given time, regardless of whether that director is an independent director or the CEO. Consequently, our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of the Chairman and CEO. To help ensure the independence of the Board, our Corporate Governance Guidelines require that, when the Chairman is a member of management, the Lead Independent Director shall assume certain responsibilities pertaining to the operation of the Board. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board in the absence of the Chairman of the Board, serves as the principal liaison to the non-management directors and consults with the CEO regarding information to be sent to the Board, meeting agendas and establishing meeting schedules. In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines also provide that the non-management directors of the Company meet regularly in executive session. The Company’s independent directors held four formal meetings without management during fiscal year 2019. 15 20 2 0 P R O X Y S TATE M E NT

Currently, the Board has determined that it is in the best interests of the stockholders and the Company for Mr. Kartsotis to serve as our Chairman as well as our CEO. During 2019, Mr. William B. Chiasson served as Lead Independent Director. our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. In addition, in Mr. Kartsotis, the Board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the Board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole. The Board believes that this structure is effective and best for the Company at this point in time for several reasons. Mr. Kartsotis joined the Company in 1988 and has been a director since 1990. He holds a significant number of shares of our Common Stock, and, beginning in 2005, he has refused all forms of compensation for his service as an executive officer, expressing his belief that his primary compensation is met through stock ownership. The Board believes that as a long-term executive officer, director and significant stockholder, Mr. Kartsotis is well qualified to serve as our Chairman and CEO, and his interests are sufficiently aligned with the Company’s stockholders. Mr. Kartsotis has extensive experience and knowledge of the Company and the fashion retailing industry and substantial sales, marketing and merchandising experience. The Board believes the Company has been well-served by this leadership structure and by Mr. Kartsotis’ service. Mr. Kartsotis is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at Board meetings, Mr. Kartsotis is well-suited to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board. Such background material is important given our size and complexity and the competitive nature of our industry. Mr. Kartsotis’s extensive knowledge of the Company and involvement with day-to-day activities also helps ensure effective risk oversight for the Company. Mr. Kartsotis adheres to an “open door” policy in his communications with Board members and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board also believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners and others, to provide a single voice for the Company through Mr. Kartsotis. Having one person serve as both our Chairman and CEO demonstrates for our employees, stockholders, customers, business partners and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing D IR E C T OR N OM IN A T I O IN P OL I C Y The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each director nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection. The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board, including those put forward by stockholders. Stockholder nominations should be addressed to the Nominating and Corporate Governance Committee in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080, in accordance with the provisions of the Company’s Bylaws. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors it believes are appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also 16 W W W . FO S S I L G R O U P .C O M

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

The Board and the Nominating and Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate's range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.

RISK OVERSIGHT

The Board takes an active role in overseeing the management of the Company's risks through its review of risks associated with our operations and strategic initiatives and through each of the Board committees. As part of its oversight, the Board receives and reviews regular reports from members of senior management, including our Chief Audit Executive, who oversees our enterprise risk management program. Risk assessment results and mitigation plans for significant enterprise risks, such as financial, operational, security and cybersecurity, business continuity, legal and regulatory risks, are developed and monitored by management, including management "risk owners". Significant enterprise risks and mitigation plans are also regularly reviewed by the Company's Executive Risk Committee. The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. Our full Board reviews information concerning enterprise risks through regular reports of each Board committee, including information regarding financial reporting, accounting, cybersecurity and internal audit risk matters from the Audit Committee, compensation-related risk from the Compensation Committee and governance-related risk from the Nominating and Corporate Governance Committee. In addition, our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors and have responsibility for the review of certain risks as defined in their governing documents.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company's principal executive officer, principal financial officer, and principal accounting officer. Violations of our Code of Conduct and Ethics and our Code of Ethics for Senior Financial Officers (the "Company Codes") may be reported to the Audit Committee. Copies of the Company Codes can be obtained free of charge from the Company's website, www.fossilgroup.com, by contacting the Company at 901 S. Central Expressway, Richardson, Texas 75080, to the attention of Investor Relations, or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from the Company Codes that apply to its principal executive officer, principal financial officer, and principal accounting officer on its website at www.fossilgroup.com.

SELF-ASSESSMENT

The Board and its standing committees conduct a self-assessment of their effectiveness each year.

PLEDGING OF COMPANY SECURITIES

The Company has an Insider Trading Policy that applies to all directors, officers and employees of the Company and its subsidiaries. Under this policy, directors and executive officers may not pledge, hypothecate, or otherwise encumber Company securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account.

2020 PROXY STATEMENT 17

HEDGING OF COMPANY SECURITIES

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the stockholder to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the stockholder may no longer have the same objectives as the Company's other stockholders. Therefore, under our Insider Trading Policy, directors, officers and employees are prohibited from engaging in any such hedging transactions.

COMMUNICATION WITH THE BOARD OF DIRECTORS

A stockholder who wishes to communicate with the Board, or specific individual directors, including the non-management directors as a group, may do so by writing to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at 901 S. Central Expressway, Richardson, Texas 75080. Communication(s) directed to members of the Board who are employees will be relayed to the intended Board member(s), except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s), except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

REPORT OF THE AUDIT COMMITTEE

The following report shall not be deemed to be "soliciting material" or to be "filed with the SEC" or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Our Board annually selects the members of the Audit Committee. During fiscal year 2019, the members of the Audit Committee were Mark R. Belgya, William B. Chiasson and James Skinner until October 15, 2019, at which time Kim Harris Jones joined the Audit Committee and Mr. Skinner voluntarily resigned from the Audit Committee. Our Board has determined that each member of the Audit Committee is qualified to serve. Our Board has determined that each member of the Audit Committee satisfies all applicable financial literacy requirements, and each member is independent as required by the Sarbanes-Oxley Act and as "independent" is defined by the listing standards of Nasdaq. Our Board has determined that Messrs. Belgya and Chiasson and Ms. Harris Jones each meet the definition of an "audit committee financial expert" as defined by the SEC. During fiscal year 2019, the Audit Committee met eight times.

Roles and Responsibilities

The Audit Committee's responsibilities are outlined in a charter approved by our Board, which can be found on our website at www.fossilgroup.com. On an annual basis, the Audit Committee conducts a self-assessment review and also reviews and assesses the adequacy of its charter.

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to the integrity of the Company's financial statements, the Company's internal control over financial reporting, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, audit of the Company's financial statements, and performance of the Company's internal audit function and the Company's independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent registered public accounting firm.

Management of the Company has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company's independent

18 WWW.FOSSILGROUP.COM

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D M AT T E R S registered public accounting firm, Deloitte & Touche, LLP, is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements and auditing and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm. independent registered public accounting firm its independence from the Company. The Audit Committee has concluded that the independent registered public accounting firm’s provision of audit and non-audit services to the Company and its subsidiaries is compatible with the independent registered public accounting firm’s independence. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Fiscal 2019 Audited Financial Statements Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Deloitte & Touche LLP, and the Audit Committee’s review of the audited financial statements, including the representations of management and Deloitte & Touche LLP with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the Audit Committee referred to above and set forth in the Audit Committee Charter, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019. Fiscal Year 2019 Actions During fiscal year 2019, the Audit Committee met and held discussions with management, the internal auditor and the independent registered public accounting firm and met independently as a committee. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements as of and for the fiscal year ended December 28, 2019 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards A U D IT C O M M IT T E E Mark R. Belgya, Chairman William B. Chiasson Kim Harris Jones No. 1301 (Communications with Audit Committees). In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company’s financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the respective reports of management and the independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the 19 20 2 0 P R O X Y S TATE M E NT

D IR E C T OR C OM P E N S A T I ON Cash Compensation The following table shows the annual cash retainers paid to non-employee directors, committee chairpersons and committee members in fiscal year 2019. Equity Compensation Each outside director of the Company who does not elect to decline to participate in the Fossil Group, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”) is automatically granted restricted stock units (“RSUs”) as follows: (1) on the date of the annual stockholders meeting, each outside director is automatically granted RSUs with a fair market value of approximately $130,000, which RSUs will vest 100% on the earlier of (a) the date of the next annual stockholders meeting or (b) one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (2) each individual who first becomes an outside director is automatically granted a one-time grant, effective as of the date of appointment, equal to the grant he or she would have received if he or she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days such director will actually serve before the one-year anniversary of such previous annual stockholders meeting, which RSUs will vest 100% one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director’s termination of service due to his or her death, all unvested RSUs will immediately become 100% vested. RSUs are awarded subject to such terms and conditions as established by the Compensation Committee, which may include the requirement that the holder forfeit the RSUs upon termination of service during the period of restriction. 20 W W W . FO S S I L G R O U P .C O M P O S IT I O N A M O U NT Non-Employee Director $60,000 Lead Independent Director $25,000 Audit Committee Chairperson $25,000 Audit Committee Member $15,000 Compensation Committee Chairperson $20,000 Compensation Committee Member $10,000 Nominating and Corporate Governance Committee Chairperson $15,000 Nominating and Corporate Governance Committee Member $10,000

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

FISCAL 2019 DIRECTOR COMPENSATION TABLE

The following table provides information regarding director compensation during fiscal year 2019. Non-employee directors who join the Board during the fiscal year receive a pro-rated annual cash retainer.

NAME (1) (2)	FEES EARNED OR PAID IN CASH ($) (3)	STOCK AWARDS ($) (4)	TOTAL ($)
Mark R. Belgya	92,500	97,533	190,033
William B. Chiasson	109,167	97,533	206,700
Mauria A. Finley (5)	27,417	-0-	27,417
Kim Harris Jones (6)	15,625	54,403	70,028
Kevin Mansell (5)	42,472	97,533	140,005
Diane L. Neal	95,000	97,533	192,533
Thomas M. Nealon	68,500	97,533	166,033
James E. Skinner	98,542	97,533	196,075
Gail B. Tifford	70,000	97,533	167,533
James M. Zimmerman	70,833	97,533	168,366

(1) Mr. Kartsotis was a director and NEO during fiscal year 2019. Mr. Kartsotis did not receive any additional compensation for services as a director. As such, information about his compensation is listed in the Fiscal 2019, 2018 and 2017 Summary Compensation Table below.

(2) Our directors' outstanding equity awards as of fiscal year end 2019 were as follows: Mr. Belgya — 8,203 RSUs; Mr. Chiasson — 8,203 RSUs; Ms. Harris Jones — 4,966 RSUs; Mr. Mansell — 8,203 RSUs; Ms. Neal — 8,203 RSUs; Mr. Nealon — 8,203 RSUs; Mr. Skinner — 8,203 RSUs; Ms. Tifford – 8,203 RSUs; and Mr. Zimmerman — 8,203 RSUs.

(3) Consists of retainer fees.

(4) Consists of an award of RSUs granted pursuant to the 2016 Plan to each director on May 22, 2019, except Ms. Harris Jones who joined the Board effective October 15, 2019. Pursuant to the 2016 Plan, each outside director is to receive an automatic grant of RSUs on the date of the Annual Stockholders Meeting equal to the number of shares of Common Stock having an aggregate fair market value of $130,000. However, in 2019, as a result of the Company's recent financial performance, each outside director waived twenty-five percent (25%) of the automatic award. Therefore, each outside director received a grant having an aggregate fair market value of approximately $97,500. All awards vest 100% on the earlier of (i) the next annual stockholders meeting or (ii) one year from the date of grant. The amounts shown were not actually paid to the directors. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the RSUs awarded to each of them in fiscal year 2019. These values were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The aggregate grant date fair value of the RSUs is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. On May 22, 2019, the date of grant for all directors except Ms. Harris Jones, the midpoint of the high and low sales prices of our Common Stock was $11.89 per share. For Ms. Harris Jones, she received a grant equal to the grant she would have received if she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days she will actually serve before the one-year anniversary of such previous annual stockholders meeting. Ms. Harris Jones' grant vests one year from the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(5) Mr. Mansell was elected to the Board in May 2019, and Ms. Finley retired from the Board in May 2019.

(6) Ms. Harris Jones was elected to the Board on October 15, 2019.

2020 PROXY STATEMENT 21

S T O C K O W N E R S H IP G U IDE L IN E S F OR D IR E C T OR S In 2010, the Board adopted stock ownership guidelines for our directors. The guidelines were adopted in lieu of stock retention requirements. Subject to transition periods and other provisions, the guidelines generally require that each director beneficially hold shares of our stock (including RSUs) with a value equal to at least three times his or her current annual cash retainer. Our current directors were not in compliance with the guidelines as of April 1, 2020, except Mr. Zimmerman. Non-compliance was driven by a substantially lower stock price compared to the price in the previous year when calculating the value of the director stock holdings. 22 W W W . FO S S I L G R O U P .C O M

C O R P O R AT E G O VE R NAN C E AN D O T H E R B O AR D M AT T E R S 20 2 0 P R O X Y S TATE M E NT 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company's only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of March 27, 2020 by (i) each Named Executive Officer (as defined in "Compensation Discussion and Analysis"); (ii) each director and director nominee of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of March 27, 2020. The address of each officer and director is c/o Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.

	SHARES BENEFICIALLY OWNED (1) (2)	
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Randy C. Belcher	109,377 (3)	*
Jeffrey N. Boyer	162,823 (4)	*
Darren E. Hart	114,249 (5)	*
Kosta N. Kartsotis	3,320,837	6.6%
Greg A. McKelvey	554,581 (6)	1.1%
Mark R. Belgya	13,144 (7)	*
William B. Chiasson	54,389 (8)	*
Kim Harris Jones	4,966 (9)	*
Kevin Mansell	8,203 (10)	*
Diane L. Neal	34,427 (11)	*
Thomas M. Nealon	34,276 (12)	*
James E. Skinner	45,146 (13)	*
Gail B. Tifford	22,669 (14)	*
James M. Zimmerman	72,066 (15)	*
All executive officers and directors as a group (17 persons)	4,760,135 (16)	9.4%
BlackRock, Inc.	7,317,442 (17)	14.5%
Classic Fund Management Aktiengesellschaft	3,255,206 (18)	6.4%
Contrarius Investment Management Limited	4,811,247 (19)	9.5%
Dimensional Fund Advisors LP	3,332,099 (20)	6.6%
FMR, LLC	7,555,561 (21)	14.9%
The Vanguard Group	3,710,273 (22)	7.3%

* Less than 1%

24 WWW.FOSSILGROUP.COM

S E C U R I T Y O W N E R S H I P O F C E R TA I N B E N E F I C I A L O W N E R S A N D M A N A G E M E N T (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act. Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares when such person has the right to acquire them within 60 days after March 27, 2020. For RSUs, we report shares equal to the number of RSUs that will vest within 60 days of March 27, 2020. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. (2) The percentages indicated are based on 50,582,976 shares of Common Stock outstanding on March 25, 2020. Shares of Common Stock subject to RSUs that will vest within 60 days after March 25, 2020 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. (3) Includes 38,262 shares of Common Stock issuable upon vesting of RSUs. (4) Includes 15,496 shares of Common Stock issuable upon vesting of RSUs. (5) Includes 48,331 shares of Common Stock issuable upon vesting of RSUs. (6) Includes 47,759 shares of Common Stock issuable upon vesting of RSUs. (7) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (8) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (9) Includes 4,966 shares of Common Stock issuable upon vesting of RSUs. (10) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (11) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (12) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (13) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (14) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (15) Includes 8,203 shares of Common Stock issuable upon vesting of RSUs. (16) Reflects the information in footnotes (3) through (15) above and an additional 208,982 shares of Common Stock beneficially owned by executive officers not named in the table above. (17) Based on information contained in Amendment No. 6 to Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”), which indicates that BlackRock has sole voting power over 7,158,144 shares of Common Stock and sole dispositive power over 7,317,442 shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055. (18) Based on information contained in Schedule 13G filed with the SEC on January 14, 2020 by Classic Fund Management Aktiengesellschaft (“Classic Fund”), which indicates that Classic Fund has sole voting power over 3,255,206 shares of Common Stock and sole dispositive power over 3,255,206 shares of Common Stock. The address of Classic Fund is Austrasse 15, FL-9495 Triesen, Principality of Liechtenstein. (19) Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 6, 2020 by Contrarius Investment Management Limited (“Contrarius”), which indicates that each of Contrarius and Contrarius Investment Management (Bermuda) Limited has shared voting power over 4,811,247 shares of Common Stock and shared dispositive power over 4,811,247 shares of Common Stock. The address of Contrarius is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands. (20) Based on information contained in Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP (“Dimensional”), which indicates that Dimensional has sole voting power over 3,222,283 shares of Common Stock and sole dispositive power over 3,332,099 shares of Common Stock. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. (21) Based on information contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC (“FMR”), which indicates that (i) FMR has sole voting power over 869,095 shares of Common Stock and sole dispositive power over 7,555,561 shares of Common Stock, (ii) Abigail P. Johnson has sole dispositive power over 7,555,561 shares of Common Stock and (iii) Fidelity Low-Priced Stock Fund has sole voting power over 4,070,335 shares of Common Stock. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. (22) Based on information contained in Amendment No. 8 to Schedule 13G filed with the SEC on January 9, 2020 by The Vanguard Group (“Vanguard”), which indicates that Vanguard has sole voting power over 43,832 shares of Common Stock, shared voting power over 8,900 shares of Common Stock, sole dispositive power over 3,662,572 shares of Common Stock, and shared dispositive power over 47,701 shares of Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. 20 2 0 P R O X Y S TATE M E NT 25

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The name, age, current position with the Company, and principal occupation during the last five years of (i) Mr. Kartsotis and the year he first became an executive officer of the Company is set forth above under the caption "Election of Directors—Directors and Nominees," and (ii) with respect to each remaining executive officer is set forth in the following table and text:

NAME	AGE	POSITION
Randy C. Belcher	58	Executive Vice President, Asia Pacific
Jeffrey N. Boyer	61	Chief Operating Officer, Chief Financial Officer and Treasurer
Steve A. Evans	55	Executive Vice President, Owned Brands
Martin Frey	64	Executive Vice President, EMEA
Darren E. Hart	57	Executive Vice President, Human Resources
Greg A. McKelvey	47	Executive Vice President, Chief Commercial Officer
Beth A. Moerl	53	Executive Vice President, Portfolio Brands

Randy C. Belcher

Randy C. Belcher has served as Executive Vice President, Asia Pacific, since March 2014. Mr. Belcher also served as Senior Vice President, Asia Pacific, from October 2005 to March 2014 and as Senior Vice President Europe from April 2001 to October 2005. Mr. Belcher joined the Company in 2001.

Jeffrey N. Boyer

Jeffrey N. Boyer has served as Chief Operating Officer, Chief Financial Officer and Treasurer since April 2020. Mr. Boyer served as Executive Vice President, Chief Financial Officer and Treasurer from October 2017 until April 2020. Mr. Boyer served on the Company's Board from December 2007 until October 2017. Mr. Boyer served as Executive Vice President and Chief Financial Officer for Pier 1 Imports, Inc. from June 2015 until October 2017. Prior to joining Pier I Imports, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation from September 2013 until June 2015. Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., from June 2012 until September 2013 and as its Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer served as President and Chief Financial Officer of Michaels Stores, Inc. ("Michaels") from July 2007 until April 2008 and Co-President and Chief Financial Officer from March 2006 to July 2007. He also held the position of Executive Vice President and Chief Financial Officer of Michaels from January 2003 to March 2006. Prior to joining Michaels, Mr. Boyer served as the Executive Vice President and Chief Financial Officer of the Kmart Corporation. From 1996 until 2001, he held multiple positions with Sears, Roebuck & Company,

26 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON advancing to the post of Senior Vice President and Chief Financial Officer. He also served in multiple top-level capacities with the Pillsbury Company and Kraft General Foods. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980. Steve A. Evans Steve A. Evans has served as Executive Vice President, Owned Brands since May 2016. He joined the Company in 2014 as a Senior Vice President, leading the portfolio brands licensed by the Company. Prior to joining the Company, Mr. Evans served in executive leadership positions at global brands, including Converse, Levi’s, Dockers, The Gap and Old Navy. From June 2012 to May 2014, he served as the Vice President/GM Global Apparel and Accessories for Converse. From 2002 to 2012, he served as the Vice President/Senior Vice President of Global Merchandising, Customer Experience and Commercial Operations on both the Levi’s and Dockers brands. Mr. Evans began his career at The Gap, and was an integral part of the Old Navy startup team. Throughout his career, he has led a broad range of functional areas with an emphasis on product creation, strategic sales planning, and business development. Martin R. Frey Martin Frey has served as Executive Vice President, EMEA, since May 2017. Mr. Frey served as Managing Director Fossil Group Europe GmbH from April 2008 until May 2017, and in other various operational roles since joining the Company in October 2006. Darren E. Hart Darren E. Hart has served as Executive Vice President, Human Resources, since June 2011. From 2001 until June 2011, Mr. Hart served in various roles for Limited Brands, an international company that sells personal care and beauty products, apparel and accessories. At Limited Brands, Mr. Hart most recently served as Executive Vice President for Bath & Body Works, a national retailer of personal care products. From 2001 until 2005, Mr. Hart served as Director of Leadership and Organizational Development for Victoria’s Secret Stores, a global retailer of intimate apparel, sleepwear, hosiery and other apparel and beauty products. From 2005 until 2006, he served as Vice President of Human Resources for Stores for Limited Brands, and from 2006 until 2007, he served as Senior Vice President of Human Resources for Retail Operations for Limited Brands. Greg A. McKelvey Greg A. McKelvey has served as Executive Vice President, Chief Commercial Officer since March 2019. Mr. McKelvey served as the Chief Strategy and Digital Officer from December 2015 until March 2019. Mr. McKelvey joined the Company in February 2012 and served as our Executive Vice President prior to his promotion to Executive Vice President, Chief Strategy and Digital Officer. From 2005 until February 2012, Mr. McKelvey served in several different strategy, marketing and transformation roles at Dean Foods, a leading food and beverage company, including his most recent role as Executive Vice President and Chief Strategy and Transformation Officer. From 2002 until 2005, Mr. McKelvey worked at Bain and Company, a leading global strategy consulting firm, as a Manager in Bain’s consumer and private equity practices. Beth A. Moeri Beth A. Moeri was appointed as Executive Vice President, Portfolio Brands in November 2018. From 2012 until December 2018, Ms. Moeri served as Chief Merchandising Officer for Pandora, A/S (“Pandora”), a global jewelry company headquartered in Denmark. Prior to joining Pandora, Ms. Moeri served as Vice President, General Merchandise Manager of The Yankee Candle Company, Inc., one of the leading designers, manufacturers and branded marketers of premium scented candles in the giftware industry, from 2007 through 2011. 2 7 20 2 0 P R O X Y S TATE M E NT

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the following individuals. These individuals are referred to as the Named Executive Officers ("NEOs") in this Proxy Statement.

NAME	POSITION
Kosta N. Kartsotis	Chairman of the Board, Chief Executive Officer
Jeffrey N. Boyer	Chief Operating Officer, Chief Financial Officer and Treasurer
Randy C. Belcher	Executive Vice President, Asia Pacific
Darren E. Hart	Executive Vice President, Human Resources
Greg McKelvey	Executive Vice President, Chief Commercial Officer

This section is divided into the following parts:

TITLE	PAGE
Executive Summary	28
Compensation Philosophy	31
Fiscal Year 2019 Compensation	31
Compensation Decision Making Process	37
Additional Information	38

EXECUTIVE SUMMARY

State of Business

Fiscal year 2019 was another challenging year for Fossil as we continued to see disruptions to our business. Our management team has been executing on a set of initiatives aimed at creating a smaller, yet more profitable company. These strategic initiatives included: driving growth in wearables across our portfolio of brands, leveraging our scale to lower supply chain costs, increasing digital capabilities, and continuing to transform the business through New World Fossil, our multi-year restructuring project.

For 2020, our strategies include delivering exceptional storytelling and innovation, driving commercial transformation, expanding our presence in China and India and strengthening our supply chain.

Stockholder Advisory Vote Results

Following our 2019 Annual Meeting of Stockholders, the Compensation Committee considered the advisory vote of our stockholders on executive compensation when reviewing compensation decisions and policies. Approximately 97% of the votes cast were in favor of our executive compensation programs. The Compensation Committee believes this affirms stockholders' support of our approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

28 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON Program Changes 2019 and 2020 Our Compensation Committee worked with Korn Ferry, the Committee’s independent executive compensation consultant, to evaluate our executive compensation program during fiscal years 2019 and 2020. first quarter of fiscal years 2019 and 2020: The following tables explain the changes we made for the 20 2 0 P R O X Y S TATE M E NT 2 9 F I S C A L Y E A R 2 0 2 0 C O M P E N S AT I O N P R O G R A M C H A N G E S R AT I O NAL E Short-Term Annual Cash Incentive Plan Simplified the design by eliminating the performance review rating component. Replaced strategic priorities with Company transformation cost savings metrics (New World Fossil 2.0). 100% based on Company financial performance We determined that the short-term incentive plan should be focused solely on the overall performance of the Company without regard to individual performance. Long-Term Retention and Incentive Equity Awards Continued 25% reduction in our equity target percentages. Committed to use a $15.00 stock price, which we expect to be higher than the fair market value of the stock price on the April 15, 2020 date of grant in calculating the number of shares to grant to employees for the total dollar value of their grant. As a result, long-term incentive awards to NEOs as a percentage of annual salary are expected to be substantially lower than the target of 113% of annual salary. We are maintaining the lower target percentages to effectively manage our burn rate. Conserves additional shares in the Long-Term Incentive Plan by granting fewer shares to achieve the granted value of the awards F I S C A L Y E A R 2 0 1 9 C O M P E N S AT I O N P R O G R A M C H A N G E S R AT I O NAL E Short-Term Annual Cash Incentive Plan Replaced inventory metric with core sales metric. Adjusted the weightings mix between financial and operational/ strategic goals from 40/60 to 75/25 In developing the 2019 financial plan, we determined it was critical to the Company’s success to drive core sales. Supports our goal of being a smaller, more profitable company. Long-Term Retention and Incentive Equity Awards Continued 25% reduction in our equity target percentages. Used a stock price of $18.00, which was higher than the fair market value of the stock price on the April 15, 2019 date of grant in calculating the number of shares to grant to employees for the total dollar value of their grant. As a result, long-term incentive awards were in the amount of 82% of annual salary to NEOs instead of the target 113% of annual salary. We are maintaining the lower target percentages to effectively manage our burn rate. Conserves additional shares in the Long-Term Incentive Plan by granting fewer shares to achieve the nominal compensation value of the awards

2019 Compensation Summary

Key decisions on fiscal year 2019 compensation made by the Compensation Committee were intended to align with our long-term strategic plan. As in the past, our CEO, Mr. Kartsotis, refused all forms of compensation. Mr. Kartsotis is one of the initial investors in our company and expressed his belief that his primary compensation is met through stock ownership. Highlights of 2019 compensation decisions include:

Base Salary The Compensation Committee approved salary increases of 3.00% to 7.69% for NEOs during the 2019 annual review cycle in March 2019. As in past years, Mr. Kartsotis refused all forms of compensation in 2019.

2019 Annual Cash Incentive Plan In March 2020, the Compensation Committee approved a payout of 12.5% of the target annual incentive opportunity to NEOs for fiscal year 2019 performance. Details are in the "Annual Cash Incentive Plan" section below.

Long-Term Incentive Grants The Compensation Committee approved long-term incentive awards in the amount of 113% of annual salary to NEOs in April 2019. However, because the Company calculated the number of incentive awards by utilizing a stock price substantially higher than the fair market value on the date of grant, the actual amount of these grants was 82% of annual salary. The grant was made 50% in RSUs and 50% in performance share units ("PSUs"). RSUs vest annually over three years. PSUs vest annually on a pro-rata basis contingent on the Company's achievement of the operating margin rate year-over-year. In calculating the number of shares to grant to NEOs, the Company used a stock price ($18.00) that was higher than the fair market value (mean price) ($13.095) on the date of grant in order to conserve shares under the Company's Long-Term Incentive Plan. Details of these grants can be found in the Long-Term Incentive Plan section below.

Executive Compensation Practices

Our executive compensation programs are designed to attract, motivate and retain executive officers, while aligning the interests of our executives with the interests of our stockholders. Below is a summary of compensation practices we have adopted to drive performance and to align with stockholder interests, alongside those practices we do not employ.

WHAT WE DO	WHAT WE DON'T DO
✓ Follow a primarily pay-for-performance philosophy	× No discounting, reloading or repricing of stock options without shareholder approval
✓ Use multiple performance metrics within our annual compensation plan	× No employment agreements
✓ Use a thorough process for setting rigorous performance goals	× No excise tax gross-ups upon a change in control
✓ Maintain executive and director stock ownership guidelines	× No excessive perquisites
✓ Retain an independent compensation consultant	× No guaranteed salary increases
✓ Provide severance and change in control arrangements that are aligned with market practices	× No permitted pledging, hedging, short sales or derivative transactions in company stock.
✓ Retain a double trigger equity acceleration upon a change in control.	
✓ Provide modest perquisites with reasonable business rationale	
✓ Regularly review share utilization and burn rate	
✓ Maintain a clawback policy	

30 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON C OM P E N S A T I ON P H IL O S OP HY Our compensation philosophy is to provide competitive compensation in order to attract, retain and motivate top talent and to drive company success. Our goal is to target total direct compensation at or above the median of the market, with actual pay levels awarded based on actual performance above or below targets. We utilize external benchmarking data and comparable peer groups to establish pay levels and practices. Top performers receive higher rewards through our merit pay process, bonus program (which was linked to performance ratings in 2019) and equity linked directly to company performance. In addition, the Compensation Committee believes in a pay-for-performance approach to executive compensation that aligns executive compensation with stockholder interests. This means that a significant portion of an executive’s compensation is at risk and will vary from targeted compensation opportunity based upon the level of achievement of specified performance objectives and stock price performance. We emphasize equity-based long-term incentives to ensure that our executives are focused on longer term operating and stock price performance in addition to short-term goals. The targeted value for long-term incentive awards for the NEOs is approximately 1.5 times the targeted value of their annual incentive awards. Of the targeted total direct compensation for fiscal year 2019, 65%% of the NEO’s compensation was at risk or tied to changes in stock price or pre-determined performance objectives. Base Salary (35%) Long-Term Equity Incentive (39%) “AT RISK” TARGETED COMPENSATION (65%) Short-Term Cash Incentive (26%) FI S CA L Y E A R 20 1 9 C O M P E N S A T IO N During fiscal year 2019, our NEO compensation program included four components: base salary, annual cash incentive plan, long-term incentive equity grants and other compensation, including employee benefits generally available to all of our employees. As in the past, our CEO, Mr. Kartsotis, refused all forms of compensation. Each component is described in detail below. Base Salary Annually, the CEO reviews and recommends to the Compensation Committee individual salaries for the NEOs. To determine individual salaries, the Compensation Committee may consider the scope of job responsibilities, individual performance and contributions, as well as our overall performance and annual budget guidelines for merit increases. The Compensation Committee’s objective is to award base compensation levels for each NEO around the median for the comparable position within our industry peer group based upon market data. However, salaries may be set higher when considered necessary to attract or retain key executives. Base salaries are reviewed annually and adjustments to salaries are made in the first quarter of each fiscal year during our performance review process. For fiscal year 2019, based on an analysis of our peer group companies, comparative, competitive compensation packages, individual executive performance and potential, and our fiscal year 2018 operating performance, salary increases varied between 3.00% - 7.69% for the NEOs. The following table shows the base salary for each NEO at the start of the fiscal year and at the end of the fiscal year as well as the percentage change. 20 2 0 P R O X Y S TATE M E NT 31

NAME	START OF YEAR ANNUAL SALARY RATE	INCREASE %	END OF YEAR SALARY RATE
Kartsotis	$0.00	0.0%	$0.00
Boyer	$650,000	7.69%	$700,000
Belcher	$637,500	3.06%	$657,000
Hart	$656,000	3.43%	$678,500
McKelvey	$700,000	3.00%	$721,000

** Effective February 3, 2019*

Annual Incentive Plan

The Company's Cash Incentive Plan (the "Cash Incentive Plan") was approved by stockholders at our Annual Meeting of Stockholders in May 2015. The Cash Incentive Plan is a performance based annual cash incentive plan that links cash incentive awards to achieving pre-established performance goals. For fiscal year 2019, the Compensation Committee set the performance metrics used to determine cash incentive awards to a combination of financial metrics, company operational goals and individual performance rating. The Compensation Committee believes that using these three performance metrics aligns the NEOs' bonus opportunities with the priorities of the Company and ultimately long-term value creation for the Company's stockholders.

For fiscal year 2019, each NEO was eligible for a target bonus opportunity under the Cash Incentive Plan based on his performance rating for fiscal year 2019 performance. The "Performance Rating Percentage" bonus opportunity ranged from 0% to 100% as follows:

NEO INDIVIDUAL PERFORMANCE RATING	PERFORMANCE RATING PERCENTAGE
Needs Improvement	0%
Meets Expectations	60%
Exceeds Expectations	75%
Outstanding	100%

Once the Performance Rating Percentage is determined, the actual cash incentive amounts are paid out based on the extent to which our financial goals and strategic priorities are achieved. For fiscal year 2019, the financial goals were weighted 75% and the strategic priorities were weighted 25%.

PERFORMANCE METRIC	DESCRIPTION
Operating Income	Target of $164.4M
Core Sales	Target of $2.4B
Strategic Priorities	• Drive Product Innovation and Differentiation • Maximize Sales Channel Growth • Manage the Cost Base

32 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

Targets are approved by the Compensation Committee in our first fiscal quarter and include targets for threshold, target, and maximum payouts. The threshold payout level for our operating income must be achieved in order for an above threshold payout to be earned under the Strategic Priorities category. The achievement of the Core Sales performance metric is determined independent of our operating income. When setting these targets, key considerations of the Compensation Committee included:

- Restructuring charges would be excluded from operating income (adjusted operating income)
- Exchange rate movements would be normalized when measuring performance against targets
- Payout levels become more challenging to achieve, and thus more generous, above the target level

Target payouts for each performance metric are listed below:

PERFORMANCE METRIC	THRESHOLD* PERFORMANCE	THRESHOLD* PAYOUT	TARGET PERFORMANCE	TARGET PAYOUT	MAXIMUM* PERFORMANCE	MAXIMUM* PAYOUT
Operating Income	78%	10%	$164.4M	100%	113%	150%
Core Sales	98%	10%	$2.4B	100%	102%	150%
Strategic Priorities	Threshold	50%	Target	100%	Maximum	150%

** As a percentage of target*

The calculation of bonus amounts described above can be summarized by the following formula:

Base Salary × **Performance Rating %** × **Company Achievement %**

=

BONUS AMOUNT

The Compensation Committee approves the specific payments to the NEOs under the Cash Incentive Plan. The Compensation Committee also retains discretion to reduce bonus compensation or recommend additional cash bonuses during the year based on factors such as promotions and business segment, department, individual or overall company performance.

In fiscal year 2019, the Company achieved operating income of $41.0 million, which paid out at 0% of target, and achieved $2.3 billion in core sales, which paid out at 0% of target. The Company's 2019 strategic priorities were achieved at 100% of target.

2020 PROXY STATEMENT 33

The calculation for company achievement is the sum of weighting times achievement for each metric (as defined), and for fiscal year 2019 is:

50% x 0% + **25% x 0%** + **25% x 100%**

=

25% Company Achievement

Based on the foregoing, the Compensation Committee approved the following cash bonus payments under the Cash Incentive Plan for fiscal year 2019 performance:

NAME	BASE SALARY	PERFORMANCE RATING PERCENTAGE	COMPANY ACHIEVEMENT (1)	TOTAL BONUS AMOUNT
Kartsotis	—	—	12.5%	—
Boyer	$700,000	100%	12.5%	$87,500
Belcher	$657,000	75%	12.5%	$61,594
Hart	$678,500	100%	12.5%	$84,813
McKelvey	$721,000	75%	12.5%	$67,594

(1) Pursuant to the terms of the Cash Incentive Plan for our executive leadership team for 2019, operating income must hit the threshold for the strategic priorities to pay out above the threshold. The Company achievement was 100% for strategic priorities, but was reduced by 50% for the NEOs, as operating income did not hit the threshold

Long-Term Incentive Plan

We believe that substantial equity ownership and equity awards encourage management to take actions favorable to the medium and long-term interests of the Company and its stockholders and align their interests with the interests of the Company and its stockholders. We believe that including equity awards in the compensation program serves our longer term goals, including management retention, because the value of equity is realized over several years. Accordingly, equity based compensation constitutes a significant portion of the overall compensation of the NEOs.

For fiscal year 2019, the Compensation Committee approved a target of 113% of each of the NEO's adjusted base salary following his annual performance review for long-term incentive grants. However, because the Company calculated the number of incentive awards by utilizing a stock price substantially higher than the fair market value on the date of grant, the actual amount of these grants was 82% of annual salary. The approved mix of awards consisted of 50% in RSUs, which vest ratably over three years, and 50% in PSUs, which vest ratably over three years based on the achievement of the performance measures year-over-year and continued employment with

34 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

the Company. The Compensation Committee makes the ultimate determination regarding these grants and can increase or decrease the recommended awards. In calculating the number of shares to grant to NEOs in 2019, the Compensation Committee approved the use of a stock price ($18.00) that was higher than the mean price ($13.095) on the date of grant in order to conserve shares under the Company's Long-Term Incentive Plan. Based on the foregoing, the Compensation Committee approved the following annual equity awards which were granted on April 15, 2019:

NAME	ANNUAL EQUITY AWARD ($)	RSUs ($) (50%)	PSUs ($) (50%)	RSU SHARES	PSU SHARES
Kartsotis	$0.00	$0.00	$0.00	—	—
Boyer	$575,446	$287,723	$287,723	21,972	21,972
Belcher	$540,090	$270,045	$270,045	20,622	20,622
Hart	$557,768	$278,884	$278,884	21,297	21,297
McKelvey	$592,706	$296,353	$296,353	22,631	22,631

PSUs PSU grants are designed to reward executives for improving operating margin and managing controllable costs. In addition, these grants ensure management is focused on long-term strategic performance goals and maximizes retention. In prior years, PSUs were earned based on two independent metrics – sales growth and operating margin rate – and vesting was determined based on the Company's performance over a three year measurement period (three year cliff) relative to its peer group. Due to the challenges in determining our peer groups' financial goals and the continuous volatility in the retail industry, in 2018 we moved away from measuring our performance against our peer companies and changed PSU vesting to annual graded vesting.

2019 Performance Grant

For the 2019 PSU grant, PSUs are earned based on one metric – adjusted operating margin rate (calculated based on constant currency and excluding restructuring costs and intangible asset impairment). The PSUs vest ratably over three years based on the Company's performance year-over-year. The payout range enables executives to receive a variable award based on performance. Final distribution of the PSU awards could range from 0% to 200% of the PSUs originally granted depending on our performance during the measurement period.

One third of the PSUs between 50% and 200% may vest at the end of each of the three years based on the achieved operating margin rate specified below for year one and increased for each succeeding year based on the actual Company operating margin achieved for the preceding year each year during the performance period as summarized as follows:

	VESTING	YEAR 1 METRIC OPERATING MARGIN	YEAR 2 METRIC OPERATING MARGIN	YEAR 3 METRIC OPERATING MARGIN
Threshold	50%	5.5%	100 BPS increase	100 BPS increase
Target	100%	6.0%	150 BPS increase	150 BPS increase
Maximum	150%	6.5%	200 BPS increase	200 BPS increase
Stretch	200%	7.5%	300 BPS increase	300 BPS increase

2020 PROXY STATEMENT 35

If the Company does not meet the minimum threshold goals, then the PSUs for that year will not vest. For fiscal year 2019, the target operating margin was equal to 6.0%. For fiscal year 2019, the Company achieved an adjusted operating margin of 1.53%. Therefore, no PSUs vested in 2020 for the 2019 portion of the award.

	VESTING	2018 METRIC OPERATING MARGIN
Threshold	50%	5.5%
Target	100%	6.0%
Maximum	150%	6.5%
Stretch	200%	7.5%

2016 Performance Grant Fossil Group's ranking against our peer group for sales growth and operating margin rate during the three year measurement period was below the payout thresholds. Therefore, no PSUs vested in 2019 for the three-year cliff vest 2016 performance grant.

2017 Performance Grant Fossil Group's ranking against our peer group for sales growth and operating margin rate during the three year measurement period was below the payout thresholds. Therefore, no PSUs vested in 2020 for the three-year cliff vest 2017 performance grant.

2018 Performance Grant For the 2018 PSU grant, PSUs are earned based on adjusted operating margin rate (calculated based on current currency and excluding restructuring costs). The PSUs vest ratably over three years based on the Company's performance year-over-year. For fiscal year 2018, the Company achieved an adjusted operating margin of 3.6%.

	VESTING	2018 METRIC OP MARGIN/SALES
Threshold	50%	1.6%
Target	100%	2.1%
Maximum	150%	2.9%
Stretch	200%	3.6%

As a result, the 2018 PSU grant vested at 200% in 2019 for the first year of the three year vesting period. For 2019, the second year of the three year vesting period, the Company did not achieve the threshold for operating margin rate. Therefore, no PSUs vested in 2020 for the 2018 performance share grant.

Other Compensation and Benefit Elements

Benefit programs are generally egalitarian. Our NEO's are eligible for the same health and welfare benefit programs as our other U.S. employees, including our qualified defined contribution 401(k) plan. Our NEOs may also participate in a deferred compensation plan.

36 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON None of the NEOs chose to contribute to this plan in fiscal year 2019. In addition, our NEOs receive the following perquisites: • Financial advisory services up to $15,000 • An annual wellness benefit • Employer-paid guaranteed Universal Life Insurance • Employer-paid Supplemental Long-Term Disability Insurance C OM P E N S A T I ON DE C I S I ON M A K IN G P R O C E S S Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that Korn Ferry does not provide any other services to the Company, the level of fees received from the Company as a percentage of Korn Ferry’s total revenue, policies and procedures employed by Korn Ferry to prevent conflicts of interest, and whether the individual Korn Ferry advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers. Roles and Responsibilities The Compensation Committee The Compensation Committee is appointed by the Board to exercise the Board’s authority to compensate the executive management team and administer our stock based and incentive compensation plans. The Compensation Committee typically meets in separate sessions at least on a quarterly basis. In addition, the Compensation Committee sometimes schedules special meetings or non-meeting “work sessions,” either by telephone or in person, as necessary to fulfill its duties. Meeting agendas are established by the chairperson after consultation with other members of the Compensation Committee, the Executive Vice President of Human Resources (the “EVP of HR”) and Mr. Kartsotis, our CEO. During fiscal year 2019, the Compensation Committee was comprised of Mr. Skinner, Mr. Nealon and Ms. Neal until August 2019 when Mr. Nealon voluntarily resigned from the Compensation Committee and Mr. Mansell was appointed and now serves as chairperson. The Compensation Committee’s full responsibilities with respect to our compensation practices are set forth in its charter, which can be found on our investor relations site: fossilgroup.com/investors. Company Executives Our CEO, other members of management (particularly the EVP of HR), and Compensation Committee members regularly discuss our compensation issues and the performance and retention of our NEOs. Mr. Kartsotis, with the assistance of the EVP of HR, typically recommends to the Compensation Committee for its review, modification and approval the annual base salary, bonus and equity awards (if any) for the other members of the executive management team. The Compensation Committee would typically establish the base salary, bonus and equity incentive awards for the CEO, Mr. Kartsotis; however, Mr. Kartsotis refuses all forms of compensation. Certain members of the executive management team and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate. The Compensation Consultant The Compensation Committee engaged Korn Ferry to assist them (and management) in reviewing and determining appropriate, competitive compensation for our executive officers for fiscal year 2019. Korn Ferry reviewed the design and competitiveness of the Company’s executive compensation programs. Korn Ferry has continued to provide to us, at our request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In fiscal year 2019, Korn Ferry did not provide any other services to us. The Compensation Committee determined that the work of Korn Ferry did not raise any conflicts of interest in fiscal year 2019. In making this assessment, the Compensation Peer Group Attracting, retaining, and motivating top talent is critical to drive company success. Each year we review our peer group to ensure total compensation components, design and practices 20 2 0 P R O X Y S TATE M E NT 3 7 are competitive with similar companies. The following was considered when determining our peer group:

- companies who we compete against for attracting and retaining talent
- industry, product category, geography and operational complexity
- financials such as revenue and market capitalization
- the opinion of proxy advisory firms such as ISS and Glass Lewis
- our compensation consultant's feedback and recommendations

Based on this analysis, for fiscal year 2019, we added Fitbit, Inc. and Steven Madden, Ltd. The peer group consists of the following 16 companies:

Abercrombie & Fitch Co.	G-III Apparel Group, LTD
Caleres, Inc.	Guess?, Inc.
Capri Holdings Limited*	Steve Madden Ltd.
Chicos FAS, Inc.	Tapestry, Inc.
Columbia Sportswear Company	Tiffany & Co.
Deckers Outdoor Corporation	Under Armour, Inc.
Fitbit, Inc.	Urban Outfitters, Inc.
Genesco, Inc.	Wolverine World Wide, Inc.

The Human Resources Department, with the assistance of Korn Ferry, obtains relevant data for each company from that company's SEC filings or as otherwise available. In addition, the Human Resources Department utilizes executive compensation surveys to benchmark comparable positions. The data reviewed by the Compensation Committee in setting fiscal year 2019 compensation included compensation information for each of the named executive officers identified by each company as well as each company's financial performance data. From this company specific information as well as the surveys reviewed, our EVP of HR and Korn Ferry presented the data to the Compensation Committee by each compensation element. This data provided visibility into how the compensation of each of our NEOs compared to the peer group counterpart with respect to each compensation component and total compensation. The Compensation Committee evaluated base salaries, target bonuses, actual bonuses, equity awards and any other incentive programs for which we could obtain data. The Compensation Committee did not assign any particular weights or formulas to the individual elements of compensation at peer companies or shown in the surveys. Rather, the Compensation Committee evaluated the compensation of each of the NEOs in light of the totality of the information reviewed for their peers.

ADDITIONAL INFORMATION

Risk Assessment

Given our rigor and approach to executive compensation we do not believe we have any particular risk in our compensation program. In making this determination, the EVP of HR and our Compensation Committee evaluated the risk profile of the Company's compensation programs and policies. In performing this evaluation, the EVP of HR and the Compensation Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation Committee's discretion in making individual awards and caps on individual compensation awards.

Stock Ownership, Clawback Policy and Anti-Hedging Trading Policies

To further reinforce the long-term alignment of executive interests with stockholders, we maintain policies that require executives to accumulate and hold substantial amounts of Common Stock, and we prohibit executives from hedging the risk of such ownership. Pledging of shares as collateral is also prohibited. We also maintain a clawback policy that enables the recapture of previously paid cash and equity incentive compensation in certain circumstances involving a financial restatement.

Stock Ownership Guidelines for NEOs In January 2016, stock ownership guidelines were implemented for the NEOs. Guidelines apply to all grants made on or after January 1, 2016. There is no required date to achieve the guideline, but executives must retain 50% of net shares acquired of company stock, upon vesting or exercise, until the guideline is met. As of April 1, 2020, Messrs. Belcher, Boyer and Hart were not in compliance with the

38 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

guidelines. Non-compliance was driven by a substantially lower stock price compared to the price in the previous year when calculating the value of the NEOs stock holdings.

POSITION	BASE SALARY MULTIPLE
Chief Executive Officer	Six Times
Other Executive Officers	Two Times

Executive Employment Contracts

While we do not have employment contracts for our NEOs, they are eligible for severance benefits that provide a reasonable range of income protection in the event employment is terminated without cause or following a change in control. These benefits have been put into place to support our executive retention goals and encourage their independence and objectivity in considering potential change in control transactions.

Impact of Accounting and Tax Treatment

In determining our variable compensation programs, we consider certain tax and accounting implications of particular forms of compensation, such as the implications of Section 409A of the Code governing deferred compensation arrangements and favorable accounting treatment afforded certain equity based plans that are settled in shares. Although we consider the tax and accounting consequences of our compensation programs, the forms of compensation we utilize are determined primarily by their effectiveness in creating maximum alignment with our key strategic objectives and the interests of our shareholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's proxy statement

COMPENSATION COMMITTEE

Kevin Mansell, Chairperson
Diane L. Neal
James M. Skinner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2019, the Compensation Committee was comprised of Mr. Skinner, Mr. Nealon and Ms. Neal until August 2019 when Mr. Nealon voluntarily resigned from the Compensation Committee and Mr. Mansell was appointed. During fiscal year 2019, no member of the Compensation Committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

2020 PROXY STATEMENT 39

FISCAL 2019, 2018 AND 2017 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our NEOs during fiscal years 2019, 2018 and 2017.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTEHR COMPENSATION ($)	TOTAL ($)
Kosta N. Kartsotis (3) *Chief Executive Officer and Director*	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jeffrey N. Boyer (4) *Executive Vice President, Chief Financial Officer and Treasurer*	2019	694,231	-0-	575,446	-0-	87,500	-0-	26,984 (5)	1,384,161
	2018	650,000	-0-	2,684,500	-0-	734,500	-0-	12,554	4,081,554
	2017	125,000	1,835,156 (6)	-0-	-0-	-0-	-0-	-0-	1,960,156
Randy C. Belcher (7) *Executive Vice President, Asia Pacific*	2019	654,750	-0-	540,090	-0-	61,594	-0-	149,675 (8)	1,406,109
	2018	636,057	-0-	720,375	-0-	540,281	-0-	114,616	2,011,329
	2017	-	-	-	-	-	-	-	-
Darren E. Hart *Executive Vice President, HR*	2019	675,904	-0-	557,768	-0-	84,813	-0-	14,360 (9)	1,332,845
	2018	653,000	-0-	741,280	-0-	741,280	-0-	16,157	2,151,717
	2017	630,000	307,125	1,575,036	-0-	433,125	-0-	20,566	2,965,852
Greg A. McKelvey *Executive Vice President, Chief Commercial Officer*	2019	718,577	-0-	592,706	-0-	67,594	156,723	5,315 (10)	1,540,915
	2018	682,164	239,062 (11)	791,000	-0-	593,250	12,082	9,811	2,327,369
	2017	623,077	292,500	3,500,020	-0-	360,938	-0-	49,830	4,826,365

(1) The amounts shown were not actually paid to the NEOs. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of RSUs and PSUs awarded to each of them in fiscal years 2017, 2018 and 2019. These values were determined in accordance with FASB ASC Topic 718. The grant date fair value of the PSUs is based on our estimate on the grant date of the probable outcome of meeting the performance conditions of these awards. The aggregate grant date fair value of the RSUs and PSU is equal to the midpoint between the high and low sales prices of our Common Stock on the date of grant multiplied by the number of shares granted. The following are the aggregate grant date fair values of the 2019 PSUs assuming we meet the highest level of the performance conditions of these awards as described in footnote (2) to the Fiscal 2019 Grants of Plan-Based Awards Table: Mr. Boyer $575,446, Mr. Belcher $540,090, Mr. Hart $557,768 and Mr. McKelvey $592,706. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture. See also Fiscal 2019 Grants of Plan-Based Awards Table. The amount for Mr. Boyer for 2018 includes a $1,950,000 RSU award granted on January 15, 2018 in connection with his hiring.

(2) The amounts shown were earned in the fiscal year listed, but paid in the first quarter of the following fiscal year.

(3) Mr. Kartsotis refused all forms of compensation for fiscal years 2017, 2018 and 2019. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met through stock ownership.

(4) Mr. Boyer was appointed Executive Vice President, Chief Financial Officer and Treasurer effective October 16, 2017.

(5) This amount represents annual wellness benefits, financial advisory services, the Company's contributions to Mr. Boyer's account under its 401(k) plan and Company-paid life insurance premiums.

(6) Includes a $1,500,000 new hire sign on bonus and a $335,156 guaranteed bonus payout in the first quarter of 2018 in lieu of his participation in our Cash Incentive Plan.

(7) Mr. Belcher was not an NEO in 2017.

(8) This amount represents annual wellness benefits, financial advisory services, the Company's contributions to Mr. Belcher's account under its 401(k) plan, Company-paid life insurance premiums, a permanent housing allowance of $110,175 and a tax equalization amount of $27,931.

(9) This amount represents annual wellness benefits, financial advisory services, the Company's contributions to Mr. Hart's account under its 401(k) plan and Company-paid life insurance premiums.

(10) This amount represents annual wellness benefits, financial advisory services, the Company's contributions to Mr. McKelvey's account under its 401(k) plan and Company-paid life insurance premiums.

(11) This amount represents a discretionary bonus paid for retention purposes.

40 WWW.FOSSILGROUP.COM

EXECUTIVE COMPENSATION

FISCAL 2019 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding plan-based awards granted during fiscal year 2019 to the NEOs.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (3) (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD (4)	TARGET(5)	MAXIMUM (6)	THRESHOLD (#)	TARGET (#)	MAXIMUM		
Kosta N. Kartsotis (7)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	-0-	N/A
Jeffrey N. Boyer	4/15/2019	84,000	525,000	1,050,000	10,986	21,972	43,944	—	287,732
	—	—	—	—	—	—	—	21,972	287,732
Randy C. Belcher	4/15/19	78,840	492,750	985,500	10,311	20,622	41,244	—	270,045
	—	—	—	—	—	—	—	20,622	270,045
Darren E. Hart	4/15/19	81,420	508,875	1,017,750	10,649	21,297	42,594	—	278,884
	—	—	—	—	—	—	—	21,297	278,884
Greg A. McKelvey	4/15/19	86,520	540,750	1,081,500	11,316	22,631	45,262	—	296,353
	—	—	—	—	—	—	—	22,631	296,353

(1) The amounts shown were not actually paid to the NEOs. Rather, the amounts shown reflect potential payments under the Cash Incentive Plan. Actual payment amounts are shown in the "Fiscal 2019, 2018 and 2017 Summary Compensation Table" above in the column "Non-Equity Incentive Plan Compensation."

(2) The amounts shown are potential payments of PSUs to the NEOs. Final payments of these awards can range from 0% to 200% of the shares originally granted, depending on our performance during the applicable measurement period.

(3) Consists of RSUs awarded pursuant to the 2016 Plan. These awards vest one third each year over three years following the grant date.

(4) Threshold payments assume that (i) the executive received a "meets expectations" performance rating (60% award), (ii) the Company achieved operating income at the threshold payout level (10% award), (iii) the Company achieved core sales at the threshold payment level (10% award) and (iv) the Company achieved strategic priorities at the threshold payout level (50% award). Cash incentive awards are paid if the executive's performance rating is a "meets expectations," "exceeds expectations" or "outstanding" and the operating income target is at least at the threshold payout level. We consider "meets expectations" to be the threshold performance rating.

(5) Target payments assume that (i) the executive received an "exceeds expectations" performance rating (75% award), (ii) the Company achieved operating income at the target payout level (100% award), (iii) the Company achieved core sales at the target payout level (100% award) and (iv) the Company achieved strategic priorities at the target payout level (100% award). We consider "exceeds expectations" to be the target performance rating and the target strategic priorities rating.

(6) Maximum payments assume that (i) the executive received an "outstanding" performance rating (100% award), (ii) the Company achieved operating income at the maximum payout level (150% award), (iii) the Company achieved core sales at the maximum payout level (150% award) and (iv) the Company achieved strategic priorities at the maximum payout level (150% award). We consider "outstanding" to be the maximum performance rating and the maximum strategic priorities rating.

(7) Mr. Kartsotis refused all forms of compensation for fiscal years 2017, 2018 and 2019. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by through stock price growth.

PERQUISITES

The NEOs do not receive any perquisites or personal benefits other than a financial advisory services benefit up to $15,000, an annual wellness benefit, 401(k) Company matching contributions and Company paid life and disability insurance premiums. All of our employees, including our NEOs, receive discounts on our products.

2020 PROXY STATEMENT 41

EMPLOYMENT AGREEMENTS

We are not a party to any employment agreements with any of our NEOs. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is reviewed annually by the Compensation Committee to help ensure that we remain competitive in our industry, and the Compensation Committee may determine that such arrangements are in our best interest in the future.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

The following table provides information about the number of outstanding equity awards held by our NEOs at fiscal year-end 2019. The table also includes, where applicable, the value of these awards based on the closing price of our Common Stock on Nasdaq on December 27, 2019, which was $7.74 per share. All awards vest one third each year over three years following the grant date, except as otherwise notedexcept as otherwise noted.

NAME		OPTION AWARDS (1)				STOCK AWARDS			
	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXPIRATION PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
Kosta N. Kartsotis (3)	N/A	—	—	N/A	N/A	—	—	—	—
Jeffrey N. Boyer	1/15/18	—	—	—	—	143,964	1,114,281	—	—
	4/15/18	—	—	—	—	16,344	126,503	16,344 **(4)**	126,503
	4/15/19	—	—	—	—	21,972	170,063	21,972 **(5)**	170,063
Randy C. Belcher	3/15/12	1,595	—	127.84	3/15/20	—	—	—	—
	3/15/13	1,640	—	106.40	3/15/21	—	—	—	—
	3/15/14	8,824	—	113.04	3/15/22	—	—	—	—
	3/15/15	10,812	—	80.22	3/15/23	—	—	—	—
	3/15/16	18,368	—	47.99	3/15/24	—	—	—	—
	4/15/17	—	—	—	—	9,349 **(6)**	72,361	14,024 **(7)**	108,546
	4/15/17	—	—	—	—	14,024	108,546	—	—
	4/15/18	—	—	—	—	16,030	124,072	16,030 **(4)**	124,072
	4/15/19	—	—	—	—	20,622	159,614	20,622 **(5)**	159,614
Darren E. Hart	3/15/12	4,945	—	127.84	3/15/20	—	—	—	—
	3/15/13	4,614	—	106.40	3/15/21	—	—	—	—
	3/15/14	12,179	—	113.04	3/15/22	—	—	—	—
	3/15/15	11,212	—	80.22	3/15/23	—	—	—	—
	3/15/16	18,515	—	47.99	3/15/24	—	—	—	—
	4/15/17	—	—	—	—	14,136	109,413	14,137 **(7)**	109,420
	4/15/17	—	—	—	—	18,848 **(6)**	145,884	—	—
	4/15/18	—	—	—	—	16,495	127,671	16,495 **(4)**	127,671
	4/15/19	—	—	—	—	21,297	164,839	21,297 **(5)**	164,839
Greg A. McKelvey	4/15/13	2,499	—	95.91	4/15/21	—	—	—	—
	3/15/14	2,725	—	113.04	3/15/22	—	—	—	—
	3/15/15	10,656	—	80.22	3/15/23	—	—	—	—
	12/22/15	12,885	—	36.73	12/22/23	—	—	—	—
	3/15/16	17,634	—	47.99	3/15/24	—	—	—	—
	4/15/17	—	—	—	—	13,463	104,204	13,463 **(7)**	104,204
	4/15/17	—	—	—	—	17,951 **(6)**	138,941	—	—
	10/15/17	—	—	—	—	39,100	302,634	—	—
	10/15/17	—	—	—	—	117,301 **(8)**	907,910	—	—
	4/15/18	—	—	—	—	17,601	136,232	17,601 **(4)**	136,232
	4/15/19	—	—	—	—	22,631	175,164	22,631 **(5)**	175,164

42 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON (1) Consists of SARs issued pursuant to the Fossil Group, Inc. 2008 Long-Term Incentive Plan (the “2008 Plan”) and the 2016 Plan. (2) Consists of RSUs issued pursuant to the 2016 Plan. (3) Mr. Kartsotis refused all forms of compensation for fiscal years 2017, 2018 and 2019. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met through stock ownership. (4) These PSUs were granted on April 15, 2018 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. The Compensation Committee will determine the actual levels of performance achieved within 60 days of the vesting date. (5) These PSUs were granted on April 15, 2019 and will vest, if at all, one-third each year over three years following the grant date. Vesting is subject to satisfaction of the applicable performance criteria and is generally subject to the recipient’s continued employment through that date. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. The Compensation Committee will determine the actual levels of performance achieved within 60 days of the vesting date. (6) Vests on the third anniversary of the grant date. (7) These PSUs were granted on April 15, 2017. The Compensation Committee has certified that the performance criteria was not met. Therefore, these PSUs will not vest on April 15, 2020. As required by the SEC’s disclosure rules, the number of PSUs shown assumes that target levels of performance (100%) will be achieved. (8) Vests in full on the third anniversary of the grant date 2 0 1 6 I N C E N T I V E P L A N Pursuant to the 2016 Plan, the Compensation Committee awards a combination of RSUs, SARs and PSUs. SARs are granted at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant. RSUs, SARs and PSUs are awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our NEOs under the 2016 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See “Post-Termination Compensation” below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements. in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation Committee is authorized to amend the 2016 Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. 2 0 0 8 I N C E N T I V E P L A N Prior to the adoption of the 2016 Plan, the Compensation Committee awarded RSUs, SARs and PSUs pursuant to the 2008 Plan. SARs were granted at a specified strike price set forth in the applicable award agreement, which was generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales were made on the date of grant. RSUs, SARs and PSUs were awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our The Compensation Committee is responsible for the administration of the 2016 Plan. The 2016 Plan provides that the Compensation Committee may make certain adjustments to the exercise price and number of shares subject to awards 20 2 0 P R O X Y S TATE M E NT 43

NEOs under the 2008 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except as provided under the Executive Severance Agreements. See "Post-Termination Compensation" below for a definition of change in control and a discussion of the vesting terms under the Executive Severance Agreements.

The 2008 Plan was terminated on May 25, 2016. However, the termination of the 2008 Plan did not impair outstanding awards which continued in accordance with their original terms.

FISCAL 2019 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal year 2019.

	OPTION AWARDS		STOCK AWARDS	
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING (#) (1)
Kosta N. Kartsotis	- 0 -	- 0 -	- 0 -	- 0 -
Jeffrey N. Boyer	-0-	-0-	96,502	1,560,264
Randy C. Belcher	- 0 -	- 0 -	50,675	669,141
Darren E. Hart	- 0 -	- 0 -	61,011	804,535
Greg A. McKelvey	-0-	-0-	101,809	1,257,856

(1) Represents the value of vested RSUs calculated by multiplying the gross number of vested RSUs by the closing price of the Common Stock on Nasdaq on the vesting date.

2019 PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kosta Kartsotis, CEO and Chairman of the Board:

For 2019, our last completed fiscal year:

- the annual total compensation of the employee identified at median of our company (other than our CEO), was $25,064; and
- the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $0 as Mr. Kartsotis did not receive any compensation.

Based on this information, for 2019, the ratio of the annual total compensation of Mr. Kartsotis, our CEO, to the median of the annual total compensation of all employees was estimated to be 0 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for

44 WWW.FOSSILGROUP.COM

E X E C U T I V E C OM PE N S AT I ON identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Once we identified our median employee, we combined all of the elements of that employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to determine the median employee’s annual total compensation. P O S T - T E R M IN A T I ON C OM P E N S A T I ON Post-Termination Arrangements To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows: We have not entered into change in control or other post-termination agreements with any of our NEOs or other members of the executive management team. However, pursuant to awards granted to our NEOs under the 2016 Plan and the 2008 Plan, unvested RSUs, SARs and PSUs will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment. We determined that, as of December 2, 2019, our employee population consisted of approximately 12,468 individuals globally. We selected December 2, 2019, which is within the last three months of 2019, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations. A “change in control” is generally defined under the 2016 Plan and the 2008 Plan as the occurrence of any of the following events: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities (or an additional 10% of such voting power by a 30% or greater holder of such voting power); (ii) individuals who on the effective date of the plan constituted our Board and their successors or other nominees that are appointed or otherwise approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board; (iii) there is a merger or consolidation of the Company or any direct or indirect subsidiary, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 60% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the We did not rely upon the 5% de minimis exemption for 2019 and thus did not exclude any of our global workforce from the identification of the “median employee”. To identify the “median employee” from our employee population, we collected actual base salary paid during the 12-month period ended December 2, 2019. In making this determination, we annualized the compensation of all newly hired permanent employees during this period. We selected base salary paid as representing the principal form of compensation delivered to all of our employees, and this information is readily available in each country. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 2, 2019. 20 2 0 P R O X Y S TATE M E NT 45 E M PL O YE E P OPU L AT I ON T O TA L E M PL O YE E S U.S. Employees 4,634 Non-U.S. Employees 7,834 (no exemptions) Global Workforce 12,468 combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) any tender or exchange offer is made to acquire 30% or more of the securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer. Agreement; and (v) all vested SARs will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date. Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or resignation for Good Reason in connection with or within 24 months following a Change in Control, such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 24 months of the NEO’s Base Salary, payable in 52 equal installments over a 24-month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) the full target bonus such NEO would have received under the cash bonus plan, payable in a lump sum, and (y) two times the full target bonus for which such NEO was eligible, payable in 52 equal installments over a 24-month period in accordance with the Company’s normal payroll practices; (iii) full acceleration of vesting of any outstanding Time-Based Awards; (iv) with respect to any outstanding PSUs, (x) if the Termination Date occurs within the first half of the applicable performance period, full acceleration of vesting at target performance, and (y) if the Termination Date occurs within the second half of the applicable performance period, accelerated vesting of the award, based on actual performance of the Company (if measurable) or at target performance (if the performance of the Company is not measurable); and (v) all vested SARs will be exercisable until the earlier of (x) the expiration date of such award or (y) 24 months from the Termination Date. Executive Severance Agreements The Company has entered into an Executive Severance Agreement (the “Agreement”) with each of Messrs. Boyer, Hart and McKelvey. Pursuant to the Agreement, the NEO will be entitled to certain benefits (“Severance Benefits”) upon such NEO’s “separation from service” as defined in the Internal Revenue Code (“Termination of Service”) by the Company without Cause (as defined in the Agreement) or such NEO’s resignation for Good Reason (as defined in the Agreement), provided that (i) such NEO is in compliance with all restrictive covenants in any written agreement between such NEO and the Company, and (ii) such NEO has executed and delivered a release of claims prepared by the Company within 50 days following the date of Termination of Service (the “Termination Date”). Pursuant to the Agreement, upon the NEO’s Termination of Service by the Company without Cause or such NEO’s resignation for Good Reason prior to a change in control (as defined in the 2016 Plan and the 2008 Plan) (a “Change in Control”), such NEO will be entitled to the following Severance Benefits under the Agreement: (i) 18 months of such NEO’s then current base salary in effect at the Termination Date (“Base Salary”), payable in 39 equal installments over an 18-month period in accordance with the Company’s normal payroll practices; (ii) the following cash bonuses under any cash bonus plan for which such NEO was eligible on the Termination Date: (x) a pro-rata amount payable in a lump sum, of the target bonus the NEO would have received for the fiscal year under such cash bonus plan, and (y) 1.5 times the full target bonus for which such NEO was eligible, payable in 39 equal installments over an 18-month period in accordance with the Company’s normal payroll practices; (iii) any outstanding non-performance-based RSU and SARs granted pursuant to the 2008 Plan or the 2016 Plan (collectively, “Time-Based Awards”), will continue to vest for an additional 18 months, to the same extent such awards would have otherwise vested had such NEO remained employed during such period; (iv) any outstanding PSUs granted pursuant to the 2008 Plan or the 2016 Plan will vest pro-rata, as set forth in the In addition, the Agreement provides that the Company will pay the NEO on a monthly basis, an amount equal to the Company-paid portion of the health insurance premiums that were paid by the Company on behalf of such NEO immediately prior to the Termination Date to be used by such NEO to purchase health coverage for a period of 18 months from the Termination Date or until such NEO becomes eligible to participate in another employer’s health care plan, whichever date is earlier. The Agreement contains non-competition and non-solicitation provisions pursuant to which the NEO will be prohibited from competing with, or soliciting clients, manufacturers or suppliers of, the Company and its affiliates and from soliciting any of the Company’s or its affiliates’ employees or independent contractors for 18 months following such NEO’s Termination Date. 46 W W W . FO S S I L G R O U P .C O M

EXECUTIVE COMPENSATION

Post-Employment Compensation Table

Set forth below are the amounts that the NEO would have received upon a change in control or death as of December 28, 2019. In calculating the amounts in the table, the Company based the stock distribution values on a price of $7.74 per share, which was the closing price of the Common Stock on Nasdaq as of December 27, 2019.

POSITION	RESTRICTED STOCK UNITS ($)	STOCK APPRECIATION RIGHTS ($)	PERFORMANCE STOCK UNITS ($)	TOTAL ($)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Jeffrey N. Boyer	1,410,847	-0-	296,566	1,707,413
Randy C. Belcher	464,594	-0-	392,232	856,826
Darren E. Hart	547,806	-0-	401,930	949,736
Greg A. McKelvey	1,765,084	-0-	415,600	2,180,684

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2019 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS (1)	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	184,304	$76.13 (2)	5,035,834
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	184,304	$76.13	5,035,834

(1) Includes shares to be issued upon the vesting of outstanding RSUs and PSUs (assuming target performance levels) and the exercise of outstanding stock options, including those stock options that are out of the money. All SARs as of December 28, 2019 are out of the money based on the closing price of our Common Stock on the Nasdaq on December 27, 2019 which was $7.74 per share.

(2) Excludes RSUs and PSUs.

47 WWW.FOSSILGROUP.COM 2020 PROXY STATEMENT 47

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its executive officers, directors and 10% Stockholders were timely met, except for one Form 4 for one grant transaction for Ms. Moeri.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In accordance with the Company's Audit Committee charter, any proposed transaction that has been identified as a related party transaction under Item 404 of SEC Regulation S-K may be consummated or materially amended only following the approval by the Audit Committee. A related party transaction means a transaction, arrangement or relationship in which the Company and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of the Company, (ii) a security holder known to be an owner of more than 5% of the Company's voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

In the event that the Company proposes to enter into a related party transaction, management of the Company is required to present the transaction to the Audit Committee for review, consideration and approval. The Audit Committee, in approving or rejecting the proposed transaction, must consider all the facts and circumstances deemed relevant by and available to the Audit Committee. The Audit Committee is required to approve only those transactions that, in light of the circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith exercise of its discretion.



48 WWW.FOSSILGROUP.COM

PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS

PROPOSAL 2: APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act implements requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs (sometimes referred to as "say-on-pay"). At our 2017 annual meeting of stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders (92%) voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs. Accordingly, the Company is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs' compensation as described in this proxy statement by voting "FOR" the following resolution:

"Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company's proxy statement for the 2020 Annual Meeting."

This vote is non-binding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under "Compensation Discussion and Analysis," our compensation programs are designed to motivate our executives to create a successful company. Equity compensation in the form of RSUs, SARs and PSUs that are subject to further time-based vesting and, in the case of PSUs, performance-based vesting criteria, is the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards), rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the compensation discussion and analysis

2020 PROXY STATEMENT 49

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's independent registered public accounting firm for the fiscal year ended December 28, 2019 was Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's principal independent registered public accounting firm for the fiscal year ending January 2, 2021. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the Company's and its stockholders' best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (excluding value added taxes) incurred by the Company and its subsidiaries for work performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the fiscal years ended December 28, 2019 and December 29, 2018, respectively:

	FISCAL YEAR 2019	FISCAL YEAR 2018
Audit Fees (1)	$3,822,747	$4,093,502
Audit-Related Fees (2)	$110,612	$121,770
Tax Fees (3)	$202,847	$282,660
Other Fees (4)	$130,000	$0
Total Fees	$4,266,206	$4,497,932

(1) Audit services billed consisted of the audits of the Company's annual consolidated financial statements, audits of internal control over financial reporting, reviews of the Company's quarterly condensed consolidated financial statements and any statutory audits performed.

(2) Benefit plan audits, agreed upon procedures and license compliance examination.

(3) Tax return preparation and consultation.

(4) Consists of all other non-audit related fees, including annual subscription licenses

In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants.

The Audit Committee's Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee chairperson to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee chairperson must report to the full Audit Committee on any pre-approval determinations.

The Audit Committee pre-approved all of the audit fees, audit-related fees and tax fees set forth in the table above.

50 WWW.FOSSILGROUP.COM

P R O P O S A L 3 : R AT I F I C AT I O N O F A P P O I N T M E N T O F I N D E P E N D E N T R E G I S T E R E D P U B L I C A C C O U N T I N G F I R M 20 2 0 P R O X Y S TATE M E NT 51 The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending January 2 , 2021

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder proposals, including nominations for persons for election to the Board to be included in the proxy statement for the 2021 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 10, 2020 for inclusion in the Company's Proxy Statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the Annual Meeting instead of for inclusion in next year's proxy statement must follow the submission criteria and deadlines set forth in our Bylaws. To be timely in connection with an annual meeting, a stockholder proposal must be received by the Company at its principal executive offices not before January 20, 2021 or after February 19, 2021. With respect to other stockholder proposals, management will be able to vote proxies in its discretion without advising stockholders in the 2021 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before February 23, 2021.

ANNUAL REPORT

You may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2019 without charge by sending a written request to Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.fossilgroup.com.

OTHER BUSINESS

The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Randy S. Hyne

Vice President, General Counsel and Secretary

It is IMPORTANT that proxies be voted promptly. Stockholders who do not expect to attend the meeting and wish their stock to be voted are urged to vote by internet, phone or mail as described in the proxy card or proxy notice.

52 WWW.FOSSILGROUP.COM

[LOGO]

PROXY FOSSIL GROUP, INC. Annual Meeting of Stockholders May 20, 2020 at 9:00 a.m., local time This proxy is solicited by the Board of Directors The undersigned hereby appoints Randy S. Hyne and Heather Foster, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Fossil Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 20, 2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at http://viewproxy.com/fossil/2020

Please mark your votes like this The Board of Directors recommends that you vote FOR the following proposal: 2. Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. FORAGAINSTABSTAIN The Board of Directors recommends that you vote FOR the following proposal: 3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021. FORAGAINSTABSTAIN NOTE: Such other business that may properly come before the meeting. The Board of Directors recommends that you vote FOR each of the following 7 Director nominees: 1. Election of Directors FOR AGAINST ABSTAIN 01 Mark R. Belgya 02 William B. Chiasson 03 Kim Harris Jones 04 Kosta N. Kartsotis 05 Kevin Mansell 06 Diane L. Neal 07 Gail B. Tifford Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/FOSL Have your proxy card available when you access the above website. Follow the prompts to vote your shares.